EXHIBIT 10.2

AMENDMENT TO THE PURCHASE AND SALE AGREEMENT

This AMENDMENT TO THE PURCHASE AND SALE AGREEMENT (the “Amendment”), made and entered into as of the 13th day of October, 2024 by and between HIGHLAND MYCO HOLDINGS, LLC, a North Carolina limited liability company with a principal office located at 9455 HWY 226A, #96, Little Switzerland, NC 28749 (the “Buyer”), and TWIN VEE POWERCATS CO., a Delaware corporation with a principal office located at 3101 S US-1, Fort Pierce, St. Lucie County, Florida 34982 (the “Seller”).

WITNESSETH:

WHEREAS, Buyer and Seller entered into a Purchase and Sale Agreement dated September 26, 2025 (“PSA”), situated in the City of Marion, County of McDowell, State of North Carolina, containing approximately 11.88 acres of land (“Subject Property”); and

WHEREAS, Buyer and Seller agree to amend the PSA to (1) correct the name of the Seller of the Subject Property; (2) correct the address of the Subject Property; and (3) correct the Description of the Subject Property

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer, intending to be legally bound, do hereby mutually agree as follows:

1)       The foregoing “WHEREAS” clauses are hereby adopted by the parties and incorporated herein as part of the basis for this Amendment.

2)       The Seller of the Subject Property shall be renamed to:

          (a)       Forza X1, Inc., a Delaware corporation.

3)       Buyer and Seller acknowledge that Forza X1, Inc. is a wholly-owned subsidiary of Twin Vee PowerCats Co. and Joseph Visconti is the CEO of Forza X1, Inc.

4)       All references to “100 Impact Drive, Marion, NC 28752” shall be amended to state “100 Impact Drive, Marion, NC 28752.”

5)       Exhibit “A” of the PSA shall be amended in its entirety as follows:

All that certain real property situated in the City of Marion, County of McDowell, State of North Carolina, described as follows:

Commercial property located on College Drive in the City of Marion, North Carolina, evidenced by that North Carolina General Warranty Deed dated September 26, 2023, recorded in Deed Book 1448 at pages 215-218 in the office of the McDowell County, NC., Register of Deeds, and which has a parcel number 1710-00-84-7709 (“Subject Property”).

6)       The remaining terms and conditions of the PSA shall remain in full force and effect, unless specifically amended by written agreement of Buyer and Seller.

7)       This Amendment shall be binding upon, and shall inure to the benefit of, Buyer and Seller and their respective successors and assigns.

8)       This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together, shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed pursuant· to authority duly given as of the day and year first above written.

SELLER:		BUYER:

FORZA X1, INC.		HIGHLAND MYCO HOLDINGS, LLC,
A Delaware corporation		A North Carolina limited liability company

By:	/s/ Joseph Visconti	By:	/s/ Daniel L. Hodges
Name:	Joseph Visconti	Name:	Daniel L. Hodges
Its:	CEO	Its:	CEO of Manager - Highland Myco Corp.
Date:	10/13/2025	Date:	10 OCT 2025

TWIN VEE POWERCATS CO.
A Delaware corporation

By:	/s/ Joseph Visconti
Name:	Joseph Visconti
Its:	CEO
Date:	10/13/2025

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